Exhibit 27(o)(2):  Form of Initial Summary Prospectus for Single Purchase Payment Contracts

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

GROUP VARIABLE ANNUITY CONTRACTS FOR

EMPLOYER-SPONSORED DEFERRED COMPENSATION PLANS

A GROUP DEFERRED FIXED AND VARIABLE ANNUITY CONTRACT

(THE “CONTRACT” OR “CONTRACTS”)

issued to

Participants Investing in Single Purchase Payment Contracts

SUMMARY PROSPECTUS FOR NEW INVESTORS

May 1, 2022

____________________________________________________________________________

This summary prospectus summarizes key features of the Contract.

Before you participate in the Contract through your retirement plan, you should also review the full prospectus for the Contract (the “full prospectus for the Contract”). It contains more information about the Contract’s features, benefits and risks. You can find this document and other information about the contract online at [website address.com]. You can also obtain this information at no cost by calling [telephone number] or by sending an email request to [email address].

___________________________________________________________________________

An Investor may cancel the Contract within 10 days of receiving it without paying fees or penalties.

In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application or your total Account Value. You should review this summary prospectus, or consult with your investment professional, for additional information about the specific cancellation terms that apply.

___________________________________________________________________________

The U.S. Securities and Exchange Commission (“SEC”) has not approved or disapproved this Contract or passed upon the adequacy of this summary prospectus. Any representation to the contrary is a criminal offense.

ISP.75996-22 (Single Pay Contracts)

TABLE OF CONTENTS

SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS

IMPORTANT INFORMATION YOU SHOULD CONSIDER
ABOUT THE CONTRACT

OVERVIEW OF THE CONTRACT

Purpose

Phases of Contract

The Variable Investment Options

The Fixed Interest Options

Contract Features

Benefits Available Under the Contract

BUYING THE CONTRACT

Purchasing the Contract

Participating in the Contract

Method of Purchase Payment

Allocation of Purchase Payments

Transfer Credits

Tax Code Restrictions

When the Initial Purchase Payment Is Credited

MAKING WITHDRAWALS:  ACCESSING THE MONEY IN YOUR CONTRACT

Withdrawals

Calculation of Your Withdrawal

Delivery of Payment

Systematic Distribution Options

ADDITIONAL INFORMATION ABOUT FEES

Transaction Expenses

Annual Contract Expenses

Annual Fund Expenses

Examples

APPENDIX:  FUNDS AVAILABLE UNDER THE CONTRACT

HOW TO GET MORE INFORMATION

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SPECIAL TERMS USED IN THIS SUMMARY PROSPECTUS

The following are some of the important terms used throughout this summary prospectus that have special meaning. There are other capitalized terms that are explained or defined in other parts of this summary prospectus.

Account Value:  The value of:  (1) amounts allocated to the Fixed Interest Options, including interest earnings to date; less (2) any deductions from the Fixed Interest Options (e.g., withdrawals and fees); and plus (3) the current dollar value of amounts allocated to the Subaccounts of Variable Annuity Account B, which includes investment performance and fees deducted from the Subaccounts.

Accumulation Phase:  The period of time between the date the Contract became effective and the date you start receiving Income Phase payments under the Contract. During the Accumulation Phase, you accumulate retirement benefits.

Accumulation Unit:  A unit of measurement used to calculate the Account Value during the Accumulation Phase.

Accumulation Unit Value:  The value of an Accumulation Unit for a Subaccount of Variable Annuity Account B. Each Subaccount of Variable Annuity Account B has its own Accumulation Unit Value, which may increase or decrease daily based on the investment performance of the applicable underlying Fund in which it invests.

Beneficiary (or Beneficiaries): The person designated to receive the death benefit payable under the Contract.

Contract or Contracts:  The group deferred fixed and variable annuity Contract offered by your Plan Sponsor as a funding vehicle for your retirement plan.

Contract Holder:  The person to whom or entity to which we issue the Contract. Generally, the Plan Sponsor.

Customer Service:  The location from which we service the Contracts. The mailing address and telephone number of Customer Service is Defined Contributions Administration, P.O. Box 990063, Hartford, CT 06199-0063, 1-800-584-6001.

Fixed Interest Options:  The Guaranteed Accumulation Account, the Fixed Account, the Fixed Account 2, the Fixed Plus Account and the Fixed Plus Account II A are Fixed Interest Options that may be available during the Accumulation Phase under some Contracts. Amounts allocated to the Guaranteed Accumulation Account are deposited in a nonunitized separate account established by the Company. Amounts allocated to the Fixed Interest Options are held in the Company’s General Account which supports insurance and annuity obligations.

Fund(s):  The underlying mutual Funds in which the Subaccounts invest.

General Account:  The account that contains all of our assets other than those held in Variable Annuity Account B or one of our other separate accounts.

Good Order:  Generally, a request is considered to be in “Good Order” when it is signed, dated and made with such clarity and completeness that we are not required to exercise any discretion in carrying it out. We can only act upon written requests that are received in Good Order.

Income Phase:  The period during which you receive payments from your Contract.

Investor (also “you” or “participant”):  The individual who participates in the Contract through a retirement plan.

Plan Sponsor:  The sponsor of your retirement plan. Generally, your employer.

Purchase Payment:  The Single Purchase Payment.

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Single Purchase Payment:  A Purchase Payment method whereby a lump-sum contribution (rollover, exchange or other one-time contribution) is transferred from a previous plan into an account (a “Single Purchase Payment Account”) in accordance with our procedures in effect at the time of purchase.

Subaccount:  Division(s) of Variable Annuity Account B that are investment options under the Contract. Each Subaccount invests in a corresponding underlying mutual Fund.

Tax Code:  The Internal Revenue Code of 1986, as amended.

VRIAC, the Company, we, us and our:  Voya Retirement Insurance and Annuity Company, a stock company domiciled in Connecticut, that issues the Contract described in this summary prospectus.

Variable Annuity Account B, the Separate Account: Voya Variable Annuity Account B, a segregated asset account established by us to fund the variable benefits provided by the Contract. The Variable Annuity Account B is registered as a unit investment trust under the Investment Company Act of 1940, as amended, and it also meets the definition of “separate account” under the federal securities laws.

Variable Investment Options:  The Subaccounts of Variable Annuity Account B. Each one invests in a specific mutual Fund.

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IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

FEES AND EXPENSES
Charges for Early Withdrawals

If an Investor withdraws money from the Contract, the Investor will not be assessed an early withdrawal charge.

See “FEE TABLE - Transaction Expenses” and “CHARGES AND FEES - Transaction Fees - Early Withdrawal Charge” in the full prospectus for the Contract.

Transaction Charges

The Investor may be charged for fund redemption fees:

•     Certain Funds may impose redemption fees as a result of withdrawals, transfers or other Fund transactions you may initiate; and

•     Charges for advisory services due to an independent advisory services agreement between you and an investment adviser may be deducted from Contract value.

See “CHARGES AND FEES - Transaction Fees - Fund Redemption Fees” in the full prospectus for the Contract.

Ongoing Fees and Expenses (annual charges)

The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected These ongoing fees and expenses do not reflect any advisory fee due under an independent advisory services agreement with a participant; and if such charges were reflected, these ongoing fees and expenses would be higher..

	Annual Fee	Minimum	Maximum
	Base Contract Expenses (varies by Contract class)	1.25%[1], 2	1.50%[1,2]
	Fund Fees and Expenses (annual charges)	X.XX%[3]	X.XX%[3]

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1    As a percentage of average Account Value.

2    The base contract expenses include (1) the mortality and expense risk charge (1.25%), which compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit; and (2) an administrative expense change equal to 0.25% annually of your Account Value invested in the Subaccounts. The administrative expense charge and the annual maintenance fee may be waived, reduced or eliminated in certain circumstances. The minimum amount reflects these waivers, reductions or eliminations, while the maximum amount does not. The minimum and maximum amounts include the maximum mortality and expense risk charge of 1.25%, although this charge may be reduced if a plan meets certain criteria and we agree to the reduction with the Contract Holder in writing. See “CHARGES AND FEES - Periodic Fees and Charges” in the full prospectus for the Contract.

3    These expenses, which include management fees, distribution (12b-1) and/or service fees and other expenses, do not take into account any fee waiver or expense reimbursement arrangements that may apply. These expenses are for the year ended December 31, 2021, and will vary from year to year.

FEES AND EXPENSES (continued from previous page)
Ongoing Fees and Expenses (annual charges)

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year based on current charges.

	Lowest Annual Cost Estimate: $[ ]	Highest Annual Cost Estimate: $[ ]

Assumes:

•    Investment of $100,000;

•    5% annual appreciation;

•    Least expensive combination of Contract classes and Fund fees and expenses;

•    No optional benefits;

•    No sales charges or advisory fees; and

•    No transfers or withdrawals.

Assumes:

•    Investment of $100,000;

•    5% annual appreciation;

•    Most expensive combination of Contract classes, optional benefits and Fund fees and expenses;

•    No sales charges or advisory fees; and

•    No transfers or withdrawals.

See the “ADDITIONAL INFORMATION ABOUT FEES - Periodic Fees and Expenses” sections in this summary prospectus and “CHARGES AND FEES - Periodic Fees and Charges” in the full prospectus for the Contract.
RISKS
Risk of Loss	An Investor can lose money by investing in the Contract. See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.
Not a Short-Term Investment

This Contract is not designed for short-term investing and is not appropriate for an Investor who needs ready access to cash. The Contract is typically most useful as part of a personal retirement plan. Early withdrawals may be restricted by the Tax Code or your plan and may expose you to tax penalties. You should not participate in this Contract if you are looking for a short-term investment or expect to make withdrawals before you are age 59½.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.

Risks Associated with Investment Options

An investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options available under the Contract. Each investment option (including the Guaranteed Accumulation Account and the other Fixed Interest Options) will have its own unique risks, and you should review these investment options before making an investment decision. If all or a portion of your Account Value in the Guaranteed Accumulation Account is withdrawn, you could experience a loss as to the amount invested in that account.

See “THE INVESTMENT OPTIONS - The Variable Investment Options” in the full prospectus for the Contract and “APPENDIX:  FUNDS AVAILABLE UNDER THE CONTRACT” to this summary prospectus.

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RISKS (continued from previous page)
Insurance Company Risks

An investment in the Contract is subject to the risks related to VRIAC, including that any obligations, including under the Fixed Interest Options, guarantees or benefits are subject to the claims-paying ability of VRIAC. More information about VRIAC, including its financial strength ratings, is available upon request, by contacting Customer Service.

See “THE CONTRACT - The General Account” in the full prospectus for the Contract.

RESTRICTIONS
Investments

•     Generally the Contract Holder or you, if permitted by the plan, may select no more than 25 investment options at enrollment. Thereafter, more than 25 investment options can be selected at any one time;

•     Some Subaccounts and Fixed Interest Options may not be available through certain Contracts, your plan or in some states. Your Plan Sponsor may also have selected a subset of Variable Investment and/or Fixed Interest Options to be available under your plan;

•     Not all Fixed Interest Options may be available for current or future investment;

•     There are certain restrictions on transfers from the Fixed Interest Options;

•     The Company reserves the right to combine two or more Subaccounts, close Subaccounts or substitute a new Fund for a Fund in which a Subaccount currently invests; and

•     The Contract is not designed to serve as a vehicle for frequent transfers. We actively monitor Fund transfer and reallocation activity to identify violations of our Excessive Trading Policy. Electronic trading privileges will be suspended if the Company determines, in its sole discretion, that our Excessive Trading Policy has been violated.

See “THE INVESTMENT OPTIONS - Selecting Investment Options and Right to Change the Separate Account” and “THE CONTRACT - Limits on Frequent or Disruptive Transfers” in the full prospectus for the Contract.

Optional Benefits

We may discontinue or restrict the availability of an optional benefit.

See the “Benefits Available Under the Contract - Other Optional Benefits” and “MAKING WITHDRAWALS:  ACCESSING THE MONEY IN YOUR CONTRACT” sections of this summary prospectus.

TAXES
Tax Implications

•     You should consult with a tax and/or legal adviser to determine the tax implications of an investment in, and distributions received under, the Contract;

•     There is no additional tax benefit to the Investor if the Contract is purchased through a tax-qualified plan or individual retirement account (“IRA”); and

•     Withdrawals will be subject to ordinary income tax and may be subject to tax penalties.

See “FEDERAL TAX CONSIDERATIONS” in the full prospectus for the Contract.

CONFLICTS OF INTEREST
Investment Professional Compensation

•     We pay compensation to broker/dealers whose registered representatives sell the Contract.

•     Compensation may be paid in the form of commissions or other compensation, depending upon the agreement between the broker/dealers and the registered representative.

•     Because of this sales-based compensation, an investment professional may have a financial incentive to offer or recommend the Contract over another investment.

See “OTHER TOPICS - Contract Distribution” in the full prospectus for the Contract.

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CONFLICTS OF INTEREST (continued from previous page)
Exchanges

Some investment professionals may have a financial incentive to offer you a new Contract in place of the one you own. You should exchange your Contract only if you determine, after comparing the features, fees and risks of both contracts, that it is preferable for you to purchase the new contract rather than continue to own the existing Contract.

See “PRINCIPAL RISKS OF INVESTING IN THE CONTRACT” in the full prospectus for the Contract.

OVERVIEW OF THE CONTRACT

This summary provides a brief overview of the more significant aspects of the Contract. Further detail is provided in this summary prospectus, the Contract and the summary or full prospectuses for the Funds being considered. We urge you to read the entire summary prospectus as it describes all material features and benefits of the Contract and your rights and limitations thereunder. It also sets forth information you should know before making the decision to participate in the Contract through your retirement plan.

Purpose

The Contract described in this summary prospectus is a Single Purchase Payment group deferred fixed and variable annuity contract (the “Single Purchase Payment Account class of Contracts”). It is intended to be used as a funding vehicle for deferred compensation plans sponsored by an employer for its employees and/or independent contractors (“plan” or “plans”) and to qualify for beneficial tax treatment and/or to provide current income reduction under certain sections of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The plans may be sponsored by non-governmental tax-exempt organizations for deferrals that are subject to Tax Code Section 457 (“457 Plans”), by tax-exempt organizations for deferrals not subject to Tax Code section 457 (“Non Section 457 Plans”) or by taxable organizations (“Non Section 457 Plans”).

The Contract is designed for Investors who intend to accumulate funds for retirement purposes, and thus is best suited for those with a long investment horizon. The Contract should not be viewed as a highly liquid investment. In that regard, early withdrawals may be restricted by the Tax Code or your plan and may expose you to tax penalties. The value of deferred taxation on earnings grows with the amount of time your money is left in the Contract. For these reasons, you should not participate in this Contract if you are looking for a short-term investment. When considering whether to purchase or participate in the Contract, you should consult with your financial representative about your financial goals, investment time horizon and risk tolerance.

Phases of Contract

The Contract has two phases:  An Accumulation Phase and an Income Phase.

Accumulation Phase:  During the Accumulation Phase, you direct us to invest your Single Purchase Payment or Account Value among the follow investment options:

•     Variable Investment Options; and/or

•     Fixed Interest Options.

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Income Phase:  During the Income Phase, you start receiving annuity, or Income Phase, payments from your Contract. The Contract offers several Income Phase payment options. In general, you may:

•     Receive Income Phase payments over a lifetime or for a specified period;

•     Receive Income Phase payments monthly, quarterly, semi-annually or annually;

•     Select an Income Phase option that provides a death benefit to Beneficiaries; or

•     Select fixed Income Phase payments or payments that vary based on the performance of the Variable Investment Options you select.

For more information about the Income Phase, see “THE INCOME PHASE” section in the full prospectus for the Contract.

The Variable Investment Options

The Variable Investment Options are Subaccounts within the Separate Account. Each Subaccount invests its assets directly in shares of a corresponding underlying Fund, and each Fund has its own distinct investment objectives, fees and expenses and investment advisers. Earnings on amounts invested in a Subaccount will vary depending upon the performance and fees of the corresponding underlying Fund. You do not invest directly in or hold shares of the Funds. Additional information about each underlying fund is set forth in an appendix to this summary prospectus. See “APPENDIX:  FUNDS AVAILABLE UNDER THE CONTRACT.”

There is no guarantee that your Account Value will increase. Depending upon the investment experience of each Fund in which a Subaccount invests, your Account Value may increase or decrease daily. You bear the investment risk for the Funds in which the Subaccounts invest; you will benefit from favorable investment experience but also bear the risk of poor investment performance.

The Fixed Interest Options

The following Fixed Interest Options may be available through the Contract:

•     The Guaranteed Accumulation Account;

•     The Fixed Account;

•     The Fixed Account 2;

•     The Fixed Plus Account; and

•     The Fixed Plus Account II A.

Not all Fixed Interest Options may be available for current or future investment. For descriptions of the Fixed Interest Options that may be available through the Contract, see AppendiX B, APPENDIX C, APPENDIX D and APPENDIX E in the full prospectus for the Contract and the Guaranteed Accumulation Account prospectus. The Guaranteed Accumulation Account prospectus may be obtained free of charge by calling Customer Service, by accessing the SEC’s website or by contacting the SEC Public Reference Branch.

Contract Features

Death Benefit. A Beneficiary may receive a death benefit in the event of your death during both the Accumulation and Income Phases (described above). The availability of a death benefit during the Income Phase depends upon the Income Phase annuity payment option selected. See “Benefits Available Under the Contract” below.

The death benefit will be based on your Account Value. For amounts held in the Guaranteed Accumulation Account, any positive aggregate market value adjustment (the sum of all market value adjustments calculated due to a withdrawal) will be included in your Account Value. If a negative market value adjustment applies, it would be deducted only if the death benefit is withdrawn more than six months after your death. We describe the market value adjustment in APPENDIX B in the full prospectus for the Contract and in the Guaranteed Accumulation Account prospectus.

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The death benefit is calculated as of the next time we value your account following the date on which Customer Service receives proof of death and a payment request in Good Order. In addition to this amount, some states require we pay interest on amounts invested in Fixed Interest Options, calculated from date of death at a rate specified by state law.

Taxation. Taxes will generally be due when you receive a distribution. Tax penalties may apply in some circumstances. See “FEDERAL Tax Considerations” in the full prospectus for the Contract.

Withdrawals. During the Accumulation Phase, the Contract Holder, on your behalf and subject to the limits in the Contract, may withdraw all or a part of your Account Value. Amounts withdrawn may be subject to deductions, tax withholding and taxation.

Benefits Available Under the Contract

Standard Death Benefit

Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Account Value Death Benefit	Pays a death benefit equal to the Account Value.	No additional fee for this death benefit.

For amounts held in the Guaranteed Accumulation Account, if a negative market value adjustment applies, it would be deducted only if the death benefit is withdrawn more than six months after your death.

Optional Benefit:

Name of Benefit	Purpose	Maximum Fee	Brief Description of Restrictions/Limitations
Systematic Distribution Options	Allows you to receive regular payments from your account without moving into the Income Phase.	No additional fee for this optional benefit.	VRIAC may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections.

BUYING THE CONTRACT

Purchasing the Contract

To purchase the Contract:

•     The Contract Holder submits the required forms and application to the Company; and

•     We approve the forms and issue a Contract to the Contract Holder.

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Participating in the Contract

To participate in the Contract:

•     Complete an enrollment form and submit it to us; and

•     If your enrollment is accepted, we establish an account for you under the Contract. The Contract Holder must determine your eligibility to participate in its plan. We are not responsible for such determination.

Method of Purchase Payment

The following Purchase Payment method is available:

•     A lump-sum transfer from a previous plan into a Single Purchase Payment Account, in accordance with our procedures in effect at the time of purchase.

Allocation of Purchase Payments

The Contract Holder or you, if the Contract Holder permits, directs us to allocate the initial contribution or Single Purchase Payment (the lump-sum transfer from a previous plan) to the investment options available under the plan. Generally, you will specify this information on your enrollment materials. After your enrollment, transfers of existing balances among investment options may be requested by telephone, electronically at www.voyaretirementplans.com or through such other means as may be available under our administrative procedures in effect from time to time. Allocations must be in whole percentages, and there may be limitations on the number of investment options that can be selected. See “Investment Options” in the full prospectus for the Contract.

Transfer Credits

Contributions to a Contract may include plan assets transferred from a financial provider who has imposed a cancellation penalty on that transfer. To offset that penalty, the Company will, subject to certain conditions and state approvals, apply a transfer credit on transferred assets. This credit is provided on a nondiscriminatory basis if your Contract is eligible.

The transfer credit will be applied no later than the first business day following the date the contribution is received by us in Good Order. Transferred assets, less any premium tax, will be allocated to a participant’s individual account in amounts authorized by the Contract Holder. If no instructions are received from the Contract Holder, the transferred assets will be allocated to the Plan’s forfeiture account.

The transfer credit is equal to a specified percentage of the transferred assets, or other specified amount that is transferred to the Company under a Contract, that remains in the participant’s individual account for the period of time specified by the Company. Any applicable transfer credit will be deducted from:

•     A full withdrawal initiated by the Contract Holder; or

•     A full or partial withdrawal initiated by the participant, except for those eligible distributions from qualified plans that happen upon the occurrence of certain events. See FEDERAL TAX CONSIDERATIONS - Taxation of Qualified Contracts - Distributions - Eligibility” in the full prospectus for the Contract.

Transfer credits will not be applied to assets transferred into the Contract from existing contracts. Only net contributions not previously held by the Contract are eligible for a transfer credit.

If a transfer credit is due under your Contract, you will be provided with additional information.

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Election of a transfer credit may result in a higher mortality and expense risk charge and impact the credited interest rate under the Fixed Plus Account and the Fixed Plus Account II A Fixed Interest Options. See “CHARGES AND Fees,” “APPENDIX D:  FIXED PLUS ACCOUNT II and “APPENDIX E:  FIXED ACCOUNT II A” in the full prospectus for the Contract.

Tax Code Restrictions

The Tax Code places some limitations on contributions to your account. See “FEDERAL Tax Considerations” in the full prospectus for the Contract.

When the Initial Purchase Payment Is Credited

Initial Purchase Payment. We must accept or reject an application or your enrollment materials within two business days of receipt. If the forms are incomplete, we may hold any forms and accompanying Purchase Payment for five business days, unless you consent to our holding them longer. Under limited circumstances, we may also agree, for a particular plan, to hold the initial Purchase Payment for longer periods with the permission of the Contract Holder. If we agree to do this, the Purchase Payment remains in a non-interest bearing bank account until processed (or for a maximum of 105 days). If we reject the application or enrollment forms, we will return the forms and any Purchase Payment.

If all or a portion of the initial Purchase Payment is directed to the Subaccounts, they will purchase Subaccount Accumulation Units at the Accumulation Unit Value next computed after our acceptance of the applicable application or enrollment forms, as described in “CONTRACT PURCHASE AND PARTICIPATION” in the full prospectus for the Contract. Transfers directed to the Subaccounts that we receive in Good Order by the close of business of the New York Stock Exchange (“NYSE”) (normally at 4:00 p.m. Eastern Time) will purchase Subaccount Accumulation Units at the Accumulation Unit Value computed as of the close of the NYSE on that day. The value of Subaccounts may vary day to day. Transfers received in Good Order after the close of the NYSE will purchase Accumulation Units at the Accumulation Unit Value computed as of the close of the NYSE on the next business day.

MAKING WITHDRAWALS:  ACCESSING THE MONEY IN YOUR CONTRACT

Withdrawals

Subject to limitations on withdrawals from the Fixed Plus Account and the Fixed Plus Account II A (see “APPENDIX D:  FIXED PLUS ACCOUNT” and “APPENDIX E:  FIXED PLUS ACCOUNT II A” in the full prospectus for the Contract), the Contract Holder or you, if permitted by the plan, may withdraw all or a portion of your Account Value (on your behalf) at any time during the Accumulation Phase.

Steps for Making a Withdrawal

The Contract Holder or you, if permitted by the plan, must:

•     Select the Withdrawal Amount:

>    Full Withdrawal: You will receive, reduced by any required tax, your Account Value allocated to the Subaccounts, the Guaranteed Accumulation Account (plus or minus any applicable market value adjustment) and the Fixed Account or Fixed Account 2, minus any redemption fees, plus the amount available for withdrawal from the Fixed Plus Account and/or the Fixed Plus Account II A; or

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>    Partial Withdrawal (Percentage or Specified Dollar Amount): You will receive, reduced by any required tax, the amount you specify, subject to the value available in your account. However, the amount actually withdrawn from your account will be adjusted by any applicable redemption fees and by any positive or negative market value adjustments for amounts withdrawn from the Guaranteed Accumulation Account. The amounts available from the Fixed Plus Account and Fixed Plus Account II A may be limited.

•     Select Investment Options. If not specified, we will withdraw dollars in the same proportion as the values you hold in the various investment options from each investment option in which you have an Account Value; and

•     Properly complete a disbursement form and submit it to Customer Service.

For amounts withdrawn from Account Value allocated to the Subaccounts, we will redeem the number of Accumulation Units needed to fund the withdrawal and reduce your Account Value accordingly. For amounts withdrawn withdraw from a Fixed Interest Option, we will reduce the value of the Fixed Interest Option by the dollar amount of that portion of the withdrawal (and with respect to the Guaranteed Accumulation Account, will reflect any positive or negative market value adjustment) and will reduce your Account Value accordingly. A reduction to the Account Value due to a withdrawal results in a lesser amount available to be annuitized and a lesser death benefit. For a description of limitations on withdrawals from the Fixed Plus Account and Fixed Plus Account II A, please see APPENDIX D and APPENDIX E in the full prospectus for the Contract.

Calculation of Your Withdrawal

We determine your Account Value every normal business day after the close of the NYSE. We pay withdrawal amounts based on your Account Value either:

•     As of the next valuation after Customer Service receives a request for withdrawal in Good Order; or

•     On such later date as specified on the disbursement form.

Delivery of Payment

Payments for withdrawal requests will be made in accordance with SEC requirements. Normally, we will send your payment no later than seven calendar days following our receipt of your disbursement form in Good Order.

Systematic Distribution Options

If available under your plan, a systematic distribution option allows you to receive regular payments from your account without moving into the Income Phase. By remaining in the Accumulation Phase, you retain certain rights and investment flexibility not available during the Income Phase. Because the account remains in the Accumulation Phase, all Accumulation Phase charges continue to apply.

Systematic Distribution Options Currently Available

These options may be exercised at any time during the Accumulation Phase of the Contract. To exercise one of these options, the Account Value must meet any minimum dollar amount and age criteria applicable to that option. To determine what systematic distribution options are available, please write or call Customer Service.

Systematic distribution options currently available under the Contract include the following:

•     Systematic Withdrawal Option (“SWO”) - SWO is a series of partial withdrawals from your account based on a payment method you select. It is designed for those who want a periodic income while retaining Accumulation Phase investment flexibility for amounts accumulated under the account; and

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•     Estate Conservation Option (“ECO”) - ECO offers the same investment flexibility as SWO, but is designed for those who want to receive only the minimum distribution that the Tax Code requires each year. Under ECO we calculate the minimum distribution amount required by law (generally at age 72 (age 70½ if born before July 1, 1949) and pay you that amount once a year. ECO is available under 457 Plans only.

Other Systematic Distribution Options

Other systematic distribution options may be available from time to time. Additional information relating to any of the systematic distribution options may be obtained from your local representative or by contacting Customer Service.

Availability of Systematic Distribution Options

The Company may discontinue the availability of one or all of the systematic distribution options at any time and/or change the terms of future elections.

Terminating a Systematic Distribution Option

Once a systematic distribution option is elected, the Contract Holder may revoke it at any time by submitting a written request to Customer Service. Any revocation will apply only to the amount not yet paid. Once an option is revoked for an account, it may not be elected again until the next calendar year, nor may any other systematic distribution option be elected.

Tax Consequences

Withdrawals received through these options and revocations of elections may have tax consequences. See “FEDERAL Tax Considerations” in the full prospectus for the Contract.

ADDITIONAL INFORMATION ABOUT FEES

The following tables describe the fees and expenses that you will pay when buying and owning the Contract. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.

The first table describes the fees and expenses that you will pay at the time you buy the Contract. State premium taxes may be deducted.

Transaction Expenses

Premium Tax4                                                            0.00% to 4.00%

The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Fund fees and expenses).

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4    We reserve the right to deduct a charge for premium taxes from your Account Value or from payments to the Account at any time, but not before there is a tax liability under state law. See “CHARGES AND Fees ‒ Premium and Other Taxes” in the full prospectus for the Contract.

Annual Contract Expenses

Base Contract Expenses[5] (as a percentage of average Account Value)	1.50%

The next item shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. A complete list of the Funds available under the Contract, including their annual expenses, may be found in an appendix to this summary prospectus. See “APPENDIX:  FUNDS AVAILABLE UNDER THE CONTRACT.”

Annual Fund Expenses

	Minimum	Maximum
Range of total annual Fund operating expenses before any waivers or expense reimbursements	[0.XX]%	[X.XX]%
Range of total annual Fund operating expenses after any waivers or expense reimbursements[6]	[0.XX]%	[X.XX]%

Examples

These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include transaction expenses (assuming no loans), annual Contract expenses and annual Fund expenses.

The following examples assume that you invest $100,000 in the Contract for the time periods indicated. The Examples also assume that your investment has a 5% return each year and assume the most expensive combination of annual Fund expenses. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

Example A: If you withdraw your entire Account Value at the end of the applicable time period:	1 Year	3 Years	5 Years	10 Years
	[$X,XXX]	[$X,XXX]	[$X,XXX]	[$X,XXX]
Example B: If you do not withdraw your entire Account Value or if you select an Income Phase payment option at the end of the applicable time period:[7]	1 Year	3 Years	5 Years	10 Years
	[$X,XXX]	[$X,XXX]	[$X,XXX]	[$X,XXX]

ISP.75996-22 (Single Pay Contracts)	15

5    The mortality and expense risk charge, included in the base contract expenses, compensates us for the mortality and expense risks we assume under the Contract, including those risks associated with our funding of the death benefit. The base contract expenses also reflect an administration expense charge equal to 0.25% annually of your Account Value invested in the Subaccounts. These fees may be reduced or eliminated in certain circumstances. See “CHARGES AND FEES - Periodic Fees and Charges” in the full prospectus for the Contract.

6    Any expense waivers or reimbursements will remain in effect until at least April 30, 2022, and can only be terminated early with approval by the Fund company’s board of directors.

7    This example will not apply if during the Income Phase a nonlifetime payment option is elected with variable payments and a lump-sum payment is requested within a certain number of years as specified in the contract. In that case, the lump-sum payment is treated as a withdrawal during the Accumulation Phase. (Refer to Example A.)

APPENDIX:  FUNDS AVAILABLE UNDER THE CONTRACT

The following is a list of Funds available under the Contract. The Funds available to you may vary based on employer and state approval and participants should refer to their plan documents for a list of available Funds. The Funds available to you are also found online at [insert appropriate website], by calling Customer Service at 1-800-584-6001 or by sending an email request to [insert email address].

More information about the Funds is available in the prospectuses for the Funds, which may be amended from time to time and can be found online at [insert the appropriate website]. You can also request this information at no cost by calling Customer Service at 1-800-584-6001 or by sending an email request to [insert email address].

The current expenses and performance information below reflects fee and expenses of the Funds, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Fund’s past performance is not necessarily an indication of future performance.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks growth of capital.	American Funds Insurance Series® – Growth Fund (Class 2) Investment Adviser: Capital Research and Management CompanySM	%	[]%	[]%	[]%
Seeks long-term growth of capital and income.	American Funds Insurance Series® – Growth-Income Fund (Class 2) Investment Adviser: Capital Research and Management CompanySM	%	[]%	[]%	[]%
Seeks long-term growth of capital.	American Funds Insurance Series® – International Fund (Class 2) Investment Adviser: Capital Research and Management CompanySM	%	[]%	[]%	[]%
Seeks to provide a competitive total return through an actively managed portfolio of stocks, bonds and money market instruments which offer income and capital growth opportunity.	Calvert VP SRI Balanced Portfolio (Class I) Investment Adviser: Calvert Research and Management	%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to provide current income.	Federated Hermes Fund for U.S. Government Securities II Investment Adviser: Federated Investment Management Company	%	[]%	[]%	[]%
Seeks high current income.	Federated Hermes High Income Bond Fund II (Primary Shares) Investment Adviser: Federated Investment Management Company	%	[]%	[]%	[]%
Seeks long-term capital appreciation.

Fidelity® VIP ContrafundSM Portfolio (Initial Class)

Investment Adviser:  Fidelity Management & Research Company LLC (“FMR”)

Subadvisers:  FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited

		%	[]%	[]%	[]%
Seeks reasonable income. Also considers the potential for capital appreciation. Seeks to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500® Index.

Fidelity® VIP Equity-Income PortfolioSM (Initial Class)

Investment Adviser:  Fidelity Management & Research Company LLC (“FMR”)

Subadvisers:  FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited

		%	[]%	[]%	[]%

ISP.75996-22 (Single Pay Contracts)	17

*    Current Expenses are each Fund’s total annual operating expenses as reported in the Fund’s prospectus.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to achieve capital appreciation.

Fidelity® VIP Growth Portfolio (Initial Class)

Investment Adviser:  Fidelity Management & Research Company LLC (“FMR”)

Subadvisers:  FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited and Fidelity Management & Research (Japan) Limited

		%	[]%	[]%	[]%
Seeks long-term growth of capital.

Fidelity® VIP Overseas Portfolio (Initial Class)

Investment Adviser:  Fidelity Management & Research Company LLC (“FMR”)

Subadvisers:  FMR Investment Management (UK) Limited, Fidelity Management & Research (Hong Kong) Limited, Fidelity Management & Research (Japan) Limited, FIL Investment Advisors, FIL Investment Advisors (UK) and FIL Investments (Japan) Limited

		%	[]%	[]%	[]%
Seeks long-term total return. Under normal market conditions, the Fund invests at least 80% of its net assets in investments of small-capitalization companies.	Franklin Small Cap Value VIP Fund (Class 2) Investment Adviser: Franklin Mutual Advisers, LLC	[]%	[]%	[]%	[]%
A non-diversified Fund that seeks capital growth.	Invesco V.I. American Franchise Fund (Series I) Investment Adviser: Invesco Advisers, Inc.	[]%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term growth of capital.	Invesco V.I. Core Equity Fund (Series I) Investment Adviser: Invesco Advisers, Inc.	[]%	[]%	[]%	[]%
Seeks total return.	Invesco V.I. Main Street Small Cap Fund® (Series I) Investment Adviser: Invesco Advisers, Inc.	[]%	[]%	[]%	[]%
Seeks to deliver long-term growth of capital by investing primarily in stocks of mid-sized U.S. companies.	Lord Abbett Series Fund, Inc. – Mid Cap Stock Portfolio (Class VC) Investment Adviser: Lord, Abbett & Co. LLC	[]%	[]%	[]%	[]%
Seeks maximum real return, consistent with preservation of real capital and prudent investment management.	PIMCO Real Return Portfolio (Administrative Class) Investment Adviser: Pacific Investment Management Company LLC	[]%	[]%	[]%	[]%
Maximize total return through a combination of income and capital appreciation.	Pioneer High Yield VCT Portfolio (Class I) Investment Adviser: Amundi Asset Management US, Inc.	[]%	[]%	[]%	[]%
Seeks total return consisting of capital appreciation (both realized and unrealized) and current income; the secondary investment objective is long-term capital appreciation.	Voya Balanced Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of an index that measures the investment return of emerging markets securities.

	Voya Emerging Markets Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to maximize total return through a combination of current income and capital appreciation.	Voya Global Bond Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks long-term capital growth and current income.	Voya Global High Dividend Low Volatility Portfolio (Class I)[1] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks total return.	Voya Global Perspectives® Portfolio (Class I)[2] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

Seeks to provide high current return, consistent with preservation of capital and liquidity, through investment in high-quality money market instruments while maintaining a stable share price of $1.00.

	Voya Government Money Market Portfolio (Class I)[3] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

1   This Fund employs a managed volatility strategy. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds with Managed Volatility Strategies” for more information.

2   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Fund of Funds” for more information.

3   There is no guarantee that the Voya Government Money Market Portfolio Subaccount will have a positive or level return.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Seeks to maximize total return through investments in a diversified portfolio of common stock and securities convertible into common stocks. It is anticipated that capital appreciation and investment income will both be major factors in achieving total return.

	Voya Growth and Income Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks to provide Investors with a high level of current income and total return.	Voya High Yield Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks to outperform the total return performance of the S&P 500® Index while maintaining a market level of risk.	Voya Index Plus LargeCap Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks to outperform the total return performance of the S&P MidCap 400® Index while maintaining a market level of risk.	Voya Index Plus MidCap Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks to outperform the total return performance of the S&P SmallCap 600® Index while maintaining a market level of risk.	Voya Index Plus SmallCap Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Seeks to maximize total return consistent with reasonable risk. The Portfolio seeks its objective through investments in a diversified portfolio consisting primarily of debt securities. It is anticipated that capital appreciation and investment income will both be major factors in achieving total return.

	Voya Intermediate Bond Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks maximum total return.	Voya International High Dividend Low Volatility Portfolio (Class I)[4] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co., LLC	[]%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of a widely accepted international index.	Voya International Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
A non-diversified Fund that seeks long-term capital growth.	Voya Large Cap Growth Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

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*    Operating Expenses reflect applicable waivers or expense limitations s reported in the Fund’s expense.

4   This Fund employs a managed volatility strategy. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds with Managed Volatility Strategies” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term growth of capital and current income.	Voya Large Cap Value Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Voya MidCap Opportunities Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Growth Index.	Voya RussellTM Large Cap Growth Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Index.	Voya RussellTM Large Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Top 200® Value Index.	Voya RussellTM Large Cap Value Index Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Midcap® Growth Index.	Voya RussellTM Mid Cap Growth Index Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell Midcap® Index.	Voya RussellTM Mid Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Russell 2000® Index.	Voya RussellTM Small Cap Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks growth of capital primarily through investment in a diversified portfolio of common stock of companies with smaller market capitalizations.	Voya Small Company Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Voya SmallCap Opportunities Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

ISP.75996-22 (Single Pay Contracts)	24

*    Operating Expenses reflect applicable waivers or expense limitations as reported in the Fund’s expenses.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2025. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2025 Portfolio (Class S)[5] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2035. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2035 Portfolio (Class S)[6] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2045. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2045 Portfolio (Class S)[6] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

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*    Operating Expenses reflect applicable waivers or expense limitations as reported in the Fund’s expenses.

5   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

6   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2055. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2055 Portfolio (Class S)[6] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

Until the day prior to its Target Date, the Portfolio seeks to provide total return consistent with an asset allocation targeted at retirement in approximately 2065. On the Target Date, the Portfolio’s investment objective will be to seek to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.

	Voya Solution 2065 Portfolio (Class S)[6] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks to provide a combination of total return and stability of principal consistent with an asset allocation targeted to retirement.	Voya Solution Income Portfolio (Class S)[6] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

6   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks to provide total return (i.e., income and capital growth, both realized and unrealized) consistent with preservation of capital.	Voya Strategic Allocation Conservative Portfolio (Class I)[6] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks to provide capital appreciation.	Voya Strategic Allocation Growth Portfolio (Class I)[6] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks to provide total return (i.e., income and capital appreciation, both realized and unrealized).	Voya Strategic Allocation Moderate Portfolio (Class I)[6] Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks investment results (before fees and expenses) that correspond to the total return (which includes capital appreciation and income) of the Bloomberg Barclays U.S. Aggregate Bond Index.	Voya U.S. Bond Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%
Seeks total return.	Voya U.S. Stock Index Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Voya Investment Management Co. LLC	[]%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

6   This Fund is structured as a Fund of Funds that invests directly in shares of underlying Funds. See “THE INVESTMENT OPTIONS – The Variable Investment Options - Funds of Funds” for more information.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term capital growth. Income is a secondary objective.	VY® American Century Small-Mid Cap Value Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: American Century Investment Management, Inc.	[]%	[]%	[]%	[]%
Seeks capital appreciation.	VY® Baron Growth Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: BAMCO, Inc.	[]%	[]%	[]%	[]%
Seeks high total return consisting of capital appreciation and current income.	VY® Clarion Global Real Estate Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: CBRE Clarion Securities LLC	[]%	[]%	[]%	[]%
Seeks total return including capital appreciation and current income.	VY® Clarion Real Estate Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: CBRE Clarion Securities LLC	[]%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			Year	5 Years	10 Years
Seeks total return consisting of long-term capital appreciation and current income.	VY® Columbia Contrarian Core Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Columbia Management Investment Advisers, LLC	[]%	[]%	[]%	[]%
Seeks long-term growth of capital.	VY® Columbia Small Cap Value II Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Columbia Management Investment Advisers, LLC	[]%	[]%	[]%	[]%
Seeks capital growth and income.	VY® Invesco Comstock Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	[]%	[]%	[]%	[]%
Seeks total return consisting of long-term capital appreciation and current income.	VY® Invesco Equity and Income Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	[]%	[]%	[]%	[]%
Seeks capital appreciation.	VY® Invesco Global Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	[]%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term growth of capital and income.	VY® Invesco Growth and Income Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: Invesco Advisers, Inc.	[]%	[]%	[]%	[]%
Seeks capital appreciation.	VY® JPMorgan Emerging Markets Equity Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	[]%	[]%	[]%	[]%
Seeks growth from capital appreciation.	VY® JPMorgan Mid Cap Value Portfolio (Class S)[7] Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	[]%	[]%	[]%	[]%
Seeks capital growth over the long term.	VY® JPMorgan Small Cap Core Equity Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: J.P. Morgan Investment Management Inc.	[]%	[]%	[]%	[]%
Seeks, over the long-term, a high total investment return, consistent with the preservation of capital and with prudent investment risk.	VY® T. Rowe Price Capital Appreciation Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	[]%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

7   VY® JPMorgan Mid Cap Value Portfolio is only available to plans offering the Fund prior to the close of business on February 7, 2014.

INVESTMENT OBJECTIVE	FUND NAME INVESTMENT ADVISER/SUBADVISER	CURRENT EXPENSES*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2021)
			1 Year	5 Years	10 Years
Seeks long-term capital appreciation.	VY® T. Rowe Price Diversified Mid Cap Growth Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	[]%	[]%	[]%	[]%
Seeks a high level of dividend income as well as long-term growth of capital primarily through investments in stocks.	VY® T. Rowe Price Equity Income Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	[]%	[]%	[]%	[]%
A non-diversified Fund that seeks long-term growth through investments in stocks.	VY® T. Rowe Price Growth Equity Portfolio (Class I) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	[]%	[]%	[]%	[]%
Seeks long-term growth of capital.	VY® T. Rowe Price International Stock Portfolio (Class S) Investment Adviser: Voya Investments, LLC Subadviser: T. Rowe Price Associates, Inc.	[]%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Wanger International Investment Adviser: Columbia Wanger Asset Management, LLC	[]%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Wanger Select Investment Adviser: Columbia Wanger Asset Management, LLC	[]%	[]%	[]%	[]%
Seeks long-term capital appreciation.	Wanger USA Investment Adviser: Columbia Wanger Asset Management, LLC	[]%	[]%	[]%	[]%

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*    Operating Expenses reflecting applicable waivers or expense limitations as reported in the Fund’s expenses.

HOW TO GET MORE INFORMATION

This summary prospectus incorporates by reference the full Group Variable Annuity Contracts for Employer-Sponsored Deferred Compensation Plans Contract prospectus and Statement of Additional Information (“SAI”), each dated May 1, 2022, as amended or supplemented. You can find these documents online at [website address.com]. You can also obtain these documents at no cost by calling [telephone number] or by sending an email request to [email address].

EDGAR Contract Identifier:  C000002956

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